Washington Homes, Inc.





                           Second Amendment Agreement





                          Dated as of January 30, 1998



     Re:               Note Agreements Dated as of April 15, 1994
                                       and
                    $30,000,000 aggregate principal amount of
                          8.61% Senior Notes, Series A
                              Due October 15, 2000
                                       and
                    $13,000,000 aggregate principal amount of
                     Adjustable Rate Senior Notes, Series B
                              Due October 15, 2000






                                Table of Contents

                          (Not a part of the Agreement)

Section           Heading
Page

Section 1.      Amendments to Existing Note Agreements
               2


Section 2.      Amendments to Outstanding Notes
               4


Section 3.      Conditions Precedent
               4


Section 4.      Representations and Warranties.
               5


Section 5.      Miscellaneous
               6


Signature Page                                                   8
                             Washington Homes, Inc.


                           Second Amendment Agreement


     Re:            Note Agreements Dated as of April 15, 1994
                                       and
                    $30,000,000 original principal amount of
                          8.61% Senior Notes, Series A
                              Due October 15, 2000
                                       and
                    $13,000,000 original principal amount of
                     Adjustable Rate Senior Notes, Series B
                              Due October 15, 2000



                                                                     Dated as of
                                                                January 30, 1998
To Each of the Holders
of Notes listed in Schedule I
to this Second Amendment Agreement


Gentlemen:

     Reference is made to (i) the separate Note Agreements each dated as of April 15, 1994 (the "1994 Note Agreements") between Washington Homes, Inc., a Maryland corporation (the "Company"), and the Purchasers named on Schedule I attached thereto, respectively (the Purchasers and any subsequent holders of the Notes are hereinafter referred to as the "Noteholders"), as amended by the First Amendment Agreement dated as of April 28, 1995 between the Company and the holders of Notes (the "First Amendment", the 1994 Note Agreements, as amended by the First Amendment, are hereinafter referred to as the "Existing Note Agreements"), (ii) the $30,000,000 aggregate principal amount of 8.61% Senior Notes, Series A due October 15, 2000 originally issued pursuant to the Existing Note Agreements and currently outstanding (the "Series A Notes"), and
(iii) $13,000,000 aggregate principal amount of the Adjustable Rate Senior Notes, Series B due October 15, 2000 originally issued pursuant to the Existing Note Agreements and currently outstanding (the "Series B Notes", the Series A Notes and the Series B Notes being hereinafter collectively referred to as, the "Notes"). The Notes are sometimes hereinafter referred to as the "Outstanding Notes".

     For  good and valuable consideration, the receipt and sufficiency of  which
are   hereby  acknowledged,  the  Company  requests  the  amendment  of  certain provisions of the Existing Note Agreements as hereinafter provided.

     Upon your acceptance hereof in the manner hereinafter provided and upon satisfaction of all conditions to the effectiveness hereof and receipt by the Company of similar acceptances from the holders of the requisite percentage of the Outstanding Notes, this Second Amendment Agreement shall constitute a contract between us amending the Existing Note Agreements as of January 30, 1998, but only in the respects hereinafter set forth:

 .c1.Section 1.     Amendments to Existing Note Agreements;.


   Section 1.1. Section 1 of each of the Existing Note Agreements shall be and is hereby amended by amending subsection 1.1(a)(i) by deleting the word "semi-annually" and replacing it with the word "quarterly" and by deleting the phrase "April and October in each year (commencing October 15, 1994)" and by inserting "January, April, July and October in each year (commencing on April 15, 1998, it being acknowledged that the payment on April 15, 1998 shall include all accrued and unpaid interest from and after October 15, 1997)".

     Section 1 shall also be amended by adding the following Section 1.4 to the end thereof:

          "Section 1.4. Adjustment Fee. (a) In addition to, and not in limitation of, any other amounts due hereunder and under the Notes, the Company shall pay an adjustment fee (referred to as "Adjustment Fees") in the respective amounts and on the respective dates and to the respective Holders set forth below (it being agreed that any amounts described below in dollars as opposed to percentages shall be allocated on a pro rata basis to the Holders of the respective series receiving such amounts based on the unpaid principal amount of Notes of such series held by such Holders):






       Date of Payment         Amount of             Recipients of
      of Adjustment Fee     Adjustment Fee          Adjustment Fee



     Second Amendment         $200,000.00        Series A Noteholders
     Closing Date

     Second Amendment         $16,250.00         Series B Noteholders
     Closing Date

     Second Amendment      .25% of all Notes        All Noteholders
     Closing Date

     April 30, 1998        .25% of all Notes        All Noteholders

     May 30, 1998         .125% of all Notes        All Noteholders

     June 30, 1998        .125% of all Notes        All Noteholders




              (b) Each Adjustment Fee referred to hereinabove shall be non-refundable and shall be earned in full as of the date payment thereof as required hereunder.

              (c) In the event the entire issue of Series A Notes is prepaid pursuant to and in accordance with 2.2(a), the Make-Whole Amount payable in connection with such prepayment will be reduced by $200,000 provided, that in no event, shall the Make-Whole Amount be reduced below zero. In the event the entire issue of Series B Notes is prepaid pursuant to and in accordance with 2.2(b), the Make-Whole Amount payable in connection with such prepayment will be reduced by $16,250 but, in no event, shall the Make-Whole Amount be reduced below zero."

   Section 1.2. 2.2(b) of each of the Existing Note Agreements shall be and is hereby amended (i) by deleting the reference to "April 14, 1998" from the top of the left hand column of said Section 2.2(b) and, in substitution therefor, "July 31, 1998" shall be inserted, (ii) by deleting the reference to "3.75" from the top of the right hand column of said Section 2.2(b) and, in substitution therefor, the number ".25%" shall be inserted and (iii) by deleting the reference to "April 15, 1998" from the second line of the left hand column of said Section 2.2(b) and, in substitution therefor, "August 1, 1998" shall be inserted.

   Section 1.3. 5.8 of each of the Existing Note Agreements shall be and is hereby amended and restated in its entirety as follows:

          "Section 5.8. Interest Charges Coverage Ratio. The Company will keep and maintain the ratio of Net Income Available for Interest Charges to Interest Charges (determined as of the end of each fiscal quarter) for any four fiscal quarters selected by the Company (taken together as a single accounting period) out of the immediately preceding five consecutive fiscal quarters at not less than (i) 1.7 to 1 for the fiscal quarters ending
     January 31, 1998 and April 30, 1998, and (ii) 2 to 1 for each fiscal quarter ending July 31, 1998 and thereafter."

   Section 1.4. 5.11 of each of the Existing Note Agreements shall be and is hereby amended by adding as the last paragraph thereof the following:

          "Notwithstanding anything contained in this 5.11 to the contrary, the Company will not make a Restricted Payment at any time prior to July 31, 1998."

   Section 1.5. 6.1(c) of each of the Existing Note Agreements shall be and is hereby amended in its entirety as follows:

          "(c) Default shall occur in the making of any payment of the principal of any Note or premium, if any, thereon, at the expressed or any accelerated maturity date or at any date fixed for prepayment or in the making of any payment of an Adjustment Fee on the date such payment is required to be made pursuant to 1.4; or"

   Section 1.6. The definition of the term "Interest Charges" set forth in 8.1 of each of the Existing Note Agreements shall be and is hereby amended and restated in its entirety as follows:

          "`Interest Charges' for any period shall mean on a consolidated basis all interest and all amortization of debt discount and expense on any particular Indebtedness (including the interest component of Rentals on Capitalized Leases) for which such calculations are being made. Computations of Interest Charges on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination. For purposes of Section 5, computations of Interest Charges shall exclude Adjustment Fees."

   Section 1.7. The first sentence of the definition of the term "Reinvestment Rate" set forth in Section 8.1 shall be and is hereby amended and restated as follows:

          "`Reinvestment Rate' shall mean (i) in the event of a prepayment of the Series A Notes pursuant to 2.2(a) at any time from and after January 30, 1998 to and including April 30, 1998, 2.25%, or (ii) in the event of a prepayment of the Series A Notes pursuant to 2.2(a) at any time from and after May 1, 1998 to and including July 31, 1998, 1.75% or
     (iii) in the event of a prepayment of the Series A Notes pursuant to 2.2(a) after July 31, 1998 or in the event of any acceleration of the
     Series  A  Notes, 0.50%, plus, in the case of each of clause (i), (ii)  and
     (iii) above, the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal being prepaid (taking into account the application of such prepayment required by 2.1)."


 .c1.Section 2.  Amendments to Outstanding Notes;.

   Section 2.1. Each of the Series A Notes shall be and is hereby amended by deleting therefrom the phrase "semiannually on the fifteenth day of each April and October in each year (commencing on the first of such dates after the date hereof) and at maturity" and inserting therefor the phrase "quarterly on the fifteenth day of each January, April, July and October in each year (commencing on April 15, 1998, it being acknowledged that the payment on April 15, 1998 shall include all accrued and unpaid interest from and after October 15, 1997) and at maturity."


 .c1.Section 3.  Conditions Precedent;.

   Section 3.1. This Second Amendment Agreement shall not become effective until, and shall become effective on the Business Day when each of the following conditions shall have been satisfied (such Business Day being referred to as the "Second Amendment Closing Date"):

       (a) Each Noteholder shall have received this Second Amendment Agreement, duly executed by the Company.

        (b) The Holders holding 100% of the outstanding principal amount of the Notes shall have consented to this Second Amendment Agreement as evidenced by their execution thereof.

        (c)   The  representations and warranties of the Company  set  forth  in
     Section 4 hereof are true and correct in all material respects as of the date of the execution and delivery of this Second Amendment Agreement.

       (d) The payment of all Adjustment Fees required to be paid on the Second Amendment Closing Date as contemplated hereinabove, shall be paid by the Company in full in immediately available funds.

        (e) Counsel for the Company shall have delivered its opinion to each of the Holders dated the Second Amendment Closing Date, covering each of the matters set forth in 4.1(a) through (g) hereof (excluding, however 4.1(e)), and such other matters as the Holders may reasonably request, in form and substance satisfactory to such holders.

        (f) Any consents or approvals from any holder or holders of any outstanding Security of the Company or any Subsidiary and any amendments of agreements pursuant to which any Securities may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be reasonably satisfactory in form and substance to the Noteholders and their special counsel.

        (g) The Company shall have paid the fees and disbursements of the Noteholders' special counsel, Chapman and Cutler, incurred in connection with the negotiation, preparation, execution and delivery of this Second Amendment Agreement and the transactions contemplated hereby which fees and disbursements are reflected in the statement of such special counsel delivered to the Company at the time of the execution and delivery of this Second Amendment Agreement. Upon receipt of any supplemental statement after the execution of this Second Amendment Agreement, the Company will pay such additional fees and disbursements of the Noteholders' special counsel which were not reflected in its accounting records as of the time of the delivery of the initial statement of fees and disbursements.


 .c1.Section 4.  Representations and Warranties.

   Section 4.1. The Company hereby represents and warrants that as of the date hereof and as of the date of execution and delivery of this Second Amendment
Agreement:

        (a) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Maryland.

       (b) The Company has the corporate power to own its property and to carry on its business as now being conducted.

        (c) The Company is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the failure to do so would, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), assets, operations, properties or prospects of the Company.

       (d) This Second Amendment Agreement and the Existing Note Agreements (as amended hereby) are within the corporate powers of the Company, have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

        (e) After giving effect to the amendments set forth in Sections 1 and 2 hereof, no Default or Event of Default has occurred and is continuing.

        (f) The execution, delivery and performance of this Second Amendment Agreement by the Company does not and will not result in a violation of or default under (A) the certificate of incorporation or bylaws of the Company, (B) any material agreement to which the Company is a party or by which it is bound or to which the Company or any of its properties is subject, (C) any material order, writ, injunction or decree binding on the Company, or (D) any material statute, regulation, rule or other law applicable to the Company.

        (g) No authorization, consent, approval, exemption or action by or notice to or filing with any court or administrative or governmental body (other than periodic filings with regulatory authorities, none of which are required to be filed as of the effective date of this Second Amendment Agreement) is required in connection with the execution and delivery of this Second Amendment Agreement or the consummation of the transactions contemplated thereby.


 .c1.Section 5.  Miscellaneous;.

   Section 5.1. Except as amended herein, all terms and provisions of the Existing Note Agreements are hereby ratified, confirmed and approved in all respects.

    Section 5.2. Any and all notices, requests, certificates and other instruments, including the Notes, may refer to the "Note Agreements" or the "Note Agreements each dated as of April 15, 1994" without making specific reference to this Second Amendment Agreement, but nevertheless all such references shall be deemed to include this Second Amendment Agreement unless the context shall otherwise require. Your acceptance hereof will also constitute your agreement that prior to any sale, assignment, transfer, pledge or other disposition by you of any Notes, you shall either (i) impose on the Notes so to be disposed of an appropriate endorsement referring to this Second Amendment Agreement as binding on the parties hereto and upon any and all future holders of such Notes or (ii) at your option, surrender such Notes for new Notes of the same form and tenor as the Notes so surrendered but revised to contain express textual reference to this Second Amendment Agreement. All expenses for the preparation of such new Notes and the exchange for such new Notes are to be borne by the Company.

   Section 5.3. This Second Amendment Agreement and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder. All covenants made by the Company herein shall survive the closing and the delivery of this Second Amendment Agreement.

   Section 5.4. This Second Amendment Agreement shall be governed by and construed in accordance with Maryland law.

   Section 5.5. The capitalized terms used in this Second Amendment Agreement shall have the respective meanings specified in the Existing Note Agreements unless otherwise herein defined or the context hereof shall otherwise require.

     The execution hereof by the Noteholders shall constitute a contract among the Company and the Noteholders for the uses and purposes hereinabove set forth. This Second Amendment Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.
                                    .c4.Signature Page;
                                    Washington Homes, Inc.




                                    By
                                      Its

     This foregoing Second Amendment Agreement is hereby accepted and agreed to as of the date aforesaid.

                                    Life Investors Insurance Company of America



                                    By
                                      Its

                                    PFL Life Insurance Company



                                    By
                                      Its

                                    AUSA Life Insurance Company, Inc.



                                    By
                                      Its

                                    Monumental Life Insurance Company



                                    By
                                      Its
                                    The Life Insurance Company of Virginia



                                    By
                                      Its
                                    Alexander Hamilton Life Insurance Company
                                       of America



                                    By
                                      Its
                                    Washington National Insurance Company

                                    By:  Conseco Capital Management, Inc., its
                                         investment advisors



                                    By
                                      Its
                                    Sun Life Insurance Company of America



                                    By
                                      Its
                                    ACACIA Life Insurance Company



                                    By
                                      Its
                                    ACACIA National Life Insurance Company



                                    By
                                      Its

                                                              Outstanding
Principal
                                                             Amount and Series
of Notes
Name of Holder                                            Held as of January 30,
1998
of Notes

   Life Investors Insurance Company
     of America                              $6,500,000 Series A

     PFL Life Insurance Company              $4,000,000 Series A

     AUSA Life Insurance Company, Inc.        $3,500,000 Series A

     Monumental Life Insurance Company        $1,000,000 Series A

     The Life Insurance Company of
     Virginia                                $7,000,000 Series A

     Alexander Hamilton Life Insurance
     Company of America                      $5,000,000 Series A

     Washington National Insurance           $3,000,000 Series A
     Company

     ACACIA Life Insurance Company           $2,000,000 Series B

     ACACIA National Life Insurance          $2,000,000 Series B
     Company

     Sun Life Insurance Company of
     America                                 $9,000,000 Series B